O'CONNOR EQUUS
                           A Delaware Statutory Trust

                                     BYLAWS

                                 April 30, 2014


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                               TABLE OF CONTENTS


ARTICLE I:      FISCAL YEAR AND OFFICES                                        1
Section 1.      FISCAL YEAR                                                    1
Section 2.      PRINCIPAL OFFICE                                               1
Section 3.      DELAWARE OFFICE                                                1
Section 4.      OTHER OFFICES                                                  1

ARTICLE II:     TRUSTEES                                                       1
Section 1.      GENERAL POWERS                                                 1
Section 2.      NUMBER                                                         1
Section 3.      ELECTIONS                                                      1
Section 4.      PLACE OF MEETINGS AND MEETINGS BY TELEPHONE                    1
Section 5.      REGULAR MEETINGS                                               2
Section 6.      SPECIAL MEETINGS                                               2
Section 7.      QUORUM; VOTING; ADJOURNMENT                                    2
Section 8.      NOTICE OF ADJOURNMENT                                          2
Section 9.      ACTION WITHOUT A MEETING                                       2
Section 10.     ACTION OF COMMITTEES                                           2
Section 11.     FEES AND COMPENSATION OF TRUSTEES                              3
Section 12.     DELEGATION OF POWER TO OTHER TRUSTEES                          3

ARTICLE III:    NOTICES                                                        3
Section 1.      FORM                                                           3
Section 2.      WAIVER                                                         3




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ARTICLE IV:     OFFICERS                                                       3
Section 1.      OFFICERS                                                       3
Section 2.      ELECTION OF OFFICERS                                           3
Section 3.      OTHER OFFICERS                                                 4
Section 4.      REMOVAL AND RESIGNATION OF OFFICERS                            4
Section 5.      VACANCIES IN OFFICE                                            4
Section 6.      CHAIRMAN OF THE BOARD                                          4
Section 7.      PRESIDENT                                                      4
Section 8.      TREASURER                                                      4
Section 9.      CHIEF COMPLIANCE OFFICER                                       5
Section 10.     VICE PRESIDENTS                                                5
Section 11.     SECRETARY                                                      5

ARTICLE V:      MEETINGS OF SHAREHOLDERS                                       6
Section 1.      PLACE OF MEETINGS                                              6
Section 2.      ANNUAL AND SPECIAL MEETINGS                                    6
Section 3.      NOTICE OF SHAREHOLDERS' MEETING                                6
Section 4.      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE                   6
Section 5.      ADJOURNED MEETING; NOTICE                                      7
Section 6.      RECORD DATE FOR MEETINGS                                       7
Section 7.      QUORUM                                                         7
Section 8.      VOTING; PROXIES                                                7
Section 9.      SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING;       8
                WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS
Section 10.     INSPECTORS OF ELECTION                                         8

ARTICLE VI:     INDEMNIFICATION AND INSURANCE                                  9
Section 1.      AGENTS, PROCEEDINGS AND EXPENSES                               9
Section 2.      ACTIONS OTHER THAN BY TRUST                                    9
Section 3.      ACTIONS BY THE TRUST                                          10
Section 4.      EXCLUSION OF INDEMNIFICATION                                  10
Section 5.      SUCCESSFUL DEFENSE BY AGENT                                   10
Section 6.      REQUIRED APPROVAL                                             11
Section 7.      ADVANCE OF EXPENSES                                           11
Section 8.      OTHER CONTRACTUAL RIGHTS                                      11
Section 9.      LIMITATIONS                                                   11
Section 10.     INSURANCE                                                     11
Section 11.     FIDUCIARIES OF EMPLOYEE BENEFIT PLAN                          12

ARTICLE VII:    RECORDS AND REPORTS                                           12
Section 1.      MAINTENANCE AND INSPECTION OF SHARE LEDGER                    12
Section 2.      MAINTENANCE AND INSPECTION OF BYLAWS                          12



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Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS                        12
Section 4. INSPECTION BY TRUSTEES                                             12

ARTICLE    GENERAL MATTERS                                                    13
VIII:
Section 1. CUSTODIANSHIP                                                      13
Section 2. NET ASSET VALUE                                                    13
Section 3. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS                           13
Section 4. CONTRACTS AND INSTRUMENTS; HOW EXECUTED                            13
Section 5. PROVISIONS IN CONFLICT WITH LAW OR THE DECLARATION OF TRUST        13
Section 6. INTERPRETATION                                                     13
Section 7. DETERMINATION OF BOARD OF TRUSTEES                                 14
Section 8. TRANSFERABILITY OF SHARES                                          14

ARTICLE    AMENDMENTS                                                         14
IX:


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                                     BYLAWS

          These Bylaws of O'Connor EQUUS (the "Trust"), a Delaware statutory trust, are subject to the provisions of the Trust's Agreement and Declaration of Trust as from time to time amended, supplemented or restated (the "Declaration of Trust"). Any capitalized terms used herein that are defined in the Declaration of Trust are used as therein defined.


                       ARTICLE I: FISCAL YEAR AND OFFICES

          Section 1. FISCAL YEAR. Unless otherwise provided by resolution of the Board of Trustees, the fiscal year of the Trust shall begin on the 1st day of October and end on the 30th day of September.

          Section 2. PRINCIPAL OFFICE. The Board of Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

          Section 3. DELAWARE OFFICE. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

          Section 4. OTHER OFFICES. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

                              ARTICLE II: TRUSTEES

          Section 1. GENERAL POWERS. The business of the Trust shall be managed under the direction of its Board of Trustees, which may exercise all powers of the Trust, except such as are by statute, or the Declaration of Trust, or by these Bylaws conferred upon or reserved to the Shareholders.

          Section 2. NUMBER. The number of Trustees which shall constitute the whole Board of Trustees shall be determined from time to time by the Board of Trustees. Trustees need not be Shareholders.

             Section 3. ELECTIONS. Provided a quorum is present, the Trustees shall be elected by the vote of a plurality of the votes present in person or by proxy, except that any vacancy, including any vacancy created by the Board in connection with an increase in the number of Trustees constituting the Board, on the Board of Trustees may be filled by a majority vote of the Board of Trustees, although less than a quorum, subject to the requirements of
Section 16(a) of the Investment Company Act of 1940, as amended (the "1940
Act").

          Section 4. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the Board of Trustees or of any committee thereof may be held at any place that has been designated from time to time by the Board of Trustees or such committee thereof. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. Any meeting, regular or special, may be held by conference telephone or similar communications equipment, so long as all persons participating in the meeting can hear one another. Participation in a meeting by these means shall constitute presence in person at the meeting except where the 1940 Act requires Trustee action at a meeting held in person.

          Section 5. REGULAR MEETINGS. Regular meetings of the Board of Trustees may be held without notice, except as otherwise required by the 1940 Act in which case notice shall be given in the manner specified in Article III, at such time and place as shall from time to time be determined by the Board of Trustees or the Chairman or the President of the Trust, provided that notice of any change in the time or place of such meetings shall be sent promptly to each Trustee not present at the meeting at which such change was made or to each Trustee if the change was made by the Chairman or President in the manner provided for notice of special meetings.

          Section 6. SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by the Chairman or President on one day's notice to each Trustee; special meetings shall be called by the Chairman or President or Secretary in like manner and with like notice upon the written request of two
(2) Trustees or, if there shall be only one Trustee, upon the request of such Sole Trustee.

          Section 7. QUORUM; VOTING; ADJOURNMENT. At all meetings of the Board of Trustees, one-third of the entire Board of Trustees shall constitute a quorum for the transaction of business provided that in no case where the number of Trustees is greater than two may a quorum be less than two persons. The action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by the 1940 Act, these Bylaws or the Declaration of Trust. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

          Section 8. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Article III to the Trustees who were present at the time of the adjournment.

          Section 9. ACTION WITHOUT A MEETING. Unless an in person meeting is required by the 1940 Act, any action required or permitted to be taken by the Board of Trustees or by any committee thereof may be taken without a meeting if a majority of the members of the Board of Trustees or such committee shall individually or collectively consent, in writing or by electronic consent, to that action. Such action by consent shall have the same force and effect as a majority vote of the Board of Trustees or such committee. Evidence of such written or electronic consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees or the respective committee. Any such consent may be executed in counterparts.

          Section 10. ACTION OF COMMITTEES. In the absence of an appropriate resolution of the Board of Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Trustees. The committees shall keep minutes of their proceedings and shall report the same to the Board of Trustees at the meeting next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.



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          Section 11. FEES AND COMPENSATION OF TRUSTEES. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees. This Section 11 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

          Section 12. DELEGATION OF POWER TO OTHER TRUSTEES. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration of Trust except as otherwise expressly provided herein or by resolution of the Board of Trustees. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee pursuant to such power of attorney shall be deemed to be present for purposes of establishing a quorum and satisfying the required majority vote.

                              ARTICLE III: NOTICES

          Section 1. FORM. Notices to Shareholders and Trustees shall be delivered by any method legally permissible with respect to that type of notice. Such methods may include oral, written, electronic or otherwise. Delivery of notice shall be made using the most current contact information for that Shareholder or Trustee appearing on the books of the Trust. Notice by mail shall be deemed to be given on the third day following the time when the same shall be mailed. Notice by electronic means shall be deemed to be given at the time when the same shall be transmitted. Subject to the provisions of the 1940 Act, notice to Trustees need not state the purpose of a regular or special meeting.

          Section 2. WAIVER. Whenever any notice of the time, place or purpose of any meeting of Shareholders, Trustees or a committee is required to be given under the provisions of the Declaration of Trust or these Bylaws, a waiver thereof in writing or electronically, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders in person or by proxy, or at the meeting of Trustees or a committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                              ARTICLE IV: OFFICERS

          Section 1. OFFICERS. The officers of the Trust shall be a President, a Secretary, a Chief Compliance Officer, and a Treasurer. The Trust may also have, at the discretion of the Board of Trustees, a Chairman of the Board, one or more Vice Presidents, one of more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person, except that no person shall be both President and Vice-President and no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Declaration of Trust or these Bylaws to be executed, acknowledged or verified by two or more officers.

          Section 2. ELECTION OF OFFICERS. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.



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

          Section 3. OTHER OFFICERS. The Board of Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Trustees may from time to time determine.

          Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the affirmative vote of a majority of the Board of Trustees at any regular or special meeting of the Board of Trustees or by the President or by such other officer upon whom such power of removal may be conferred by the Board of Trustees.

          Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

          Section 5. VACANCIES IN OFFICE. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Board of Trustees.

          Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board (the "Chairman"), if one has been appointed, shall, if present, preside at meetings of the Board of Trustees and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Trustees or prescribed by the Bylaws. The Trustees may choose to appoint the Chairman from among their number or alternatively may appoint another Person, including an officer of the Trust, to serve in such capacity. In the absence of the Chairman, the Vice Chairman, if such an officer is elected, may assume all powers and duties assigned to the Chairman hereunder at the discretion of the Trustees.

          Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairman, if there be such an officer, the President shall be the Principal Executive Officer of the Trust and shall, subject to the control of the Board of Trustees and the Chairman, have general supervision, direction and control of the business and the officers of the Trust. He shall preside at all meetings of the Shareholders and in the absence of the Chairman or if there be none, at all meetings of the Board of Trustees. He shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

          Section 8. TREASURER. The Treasurer shall be the chief financial officer and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. The Treasurer shall be authorized to sign documents on behalf of the Trust. He shall render to the Board of Trustees, whenever directed by the Board, an account of the financial condition of the Trust and of all his transactions as Treasurer. He shall cause to be prepared annually a full and correct statement of the affairs of the Trust, including a balance sheet and a statement of



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

operations for the preceding fiscal year. He shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Trustees.

           Section 9. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer ("CCO") shall be the principal compliance officer and shall be responsible for overseeing and administering the Trust's policies and procedures, adopted in accordance with Rule 38a-1 under the 1940 Act ("Rule 38a-1"), or otherwise, that are reasonably designed to prevent violation of federal securities laws in connection with the Trust's activities. The Chief Compliance Officer shall be authorized to compel all officers, employees and agents of the Trust to produce the books and records of the Trust's investment adviser, subadviser(s), administrator, principal underwriter, transfer or Shareholder servicing agent and other service providers (each a "Service Provider") to the Trust and shall have all such other powers and perform such other duties consistent with the administration of the Trust's compliance policies and procedures and the CCO's other responsibilities under Rule 38a-1, and as shall from time to time be prescribed by the Board of Trustees. The CCO shall make recommendations to the Trust and the Service Providers as to any amendments that the CCO believes are necessary and desirable to carry out or improve the compliance policies and procedures. The CCO shall be subject to the oversight of the Board of Trustees, which shall have the exclusive authority to hire and remove the Chief Compliance Officer. The Chief Compliance Officer shall prepare and make the annual report to the Board of Trustees concerning the compliance policies and procedures as required by Rule 38a-1.

          Section 10. VICE PRESIDENTS. In the absence or disability of the President, the Vice-Presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, as shall be designated by the Board of Trustees, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or the President or the Chairman of the Board or by these Bylaws.

          Section 11. SECRETARY. The Secretary shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Board of Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of Shares present or represented at Shareholders' meetings and the proceedings.

          The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, a Share register or a duplicate Share register showing the names of all Shareholders and their addresses, the number and Classes of Shares held by each, the number and date of certificates, if any, issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

          The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board of Trustees required to be given by these Bylaws or by applicable law and shall have such other power and perform such other duties as may be prescribed by the Board of Trustees or by these Bylaws.

                      ARTICLE V: MEETINGS OF SHAREHOLDERS

          Section 1. PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place designated by the Board of Trustees. In the absence of any such designation, Shareholders' meetings shall be held at the principal executive office of the Trust.



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

          Section 2. ANNUAL AND SPECIAL MEETINGS. An Annual Meeting of Shareholders will not be held unless the 1940 Act requires the election of Trustees to be acted upon. Special Meetings of the Shareholders may be called at any time by the Chairman, or President, or by a majority of the Board of Trustees, and shall be called by the Secretary upon written request of the holders of Shares entitled to cast not less than 20 percent (20%) of all the votes entitled to be cast at such meeting provided that:

          (a) Such request shall state the purposes of such meeting and the matters proposed to be acted on.

          (b) The Shareholders requesting such meeting shall have paid to the Trust the reasonable estimated cost of preparing and disseminating the notice thereof, which the Secretary shall determine and specify to such Shareholders. No special meeting need be called upon the request of Shareholders entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted on at any meeting of the Shareholders held during the preceding twelve months. The foregoing provisions of this section notwithstanding, a special meeting of Shareholders shall be called upon the request of the holders of at least ten percent (10%) of the votes entitled to be cast for the purpose of consideration of the removal of a Trustee from office as provided in Section 16(c) of the 1940 Act.

          Section 3. NOTICE OF SHAREHOLDERS' MEETING. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 4 of this Article V not less than seven (7) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

          Section 4. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, or sending electronically to each Shareholder of record entitled to vote at said meeting, written, electronic or printed notification of such meeting at least seven (7) days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

          If any written notice mailed and addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust and marked undeliverable by the delivery service indicating that the service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

          An affidavit of the mailing or other means of giving any notice of any Shareholders' meeting shall be executed by the Secretary, Assistant Secretary or any agent of the Trust giving the notice and shall be filed and maintained in the minute book of the Trust.


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          Section 5. ADJOURNED MEETING; NOTICE. Any Shareholders' meeting, whether a quorum is present, may be adjourned from time to time by the Chairman of the meeting or by vote of the majority of the Shares represented at that meeting, either in person or by proxy.

          When any meeting of Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than 180 days from the date set for the original meeting, in which case the Board of Trustees shall set a new record date. Notice of any such adjourned meeting with a new record date shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article
V. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

          Section 6. RECORD DATE FOR MEETINGS. Subject to the provisions of the Declaration of Trust, the Board of Trustees may fix in advance a date not more than ninety (90), nor less than ten (10) days, prior to the date of any annual or special meeting of the Shareholders as a record date for the determination of the Shareholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Trust after any such record date fixed as aforesaid.

             Section 7. QUORUM. Except as otherwise provided by the 1940 Act or in the Declaration of Trust, at any meeting of Shareholders, one-third of the Shares entitled to vote in person or by proxy shall constitute a quorum for the transaction of any business at the meeting.

          If, however, a quorum shall not be present or represented at any meeting of the Shareholders, the holders of a majority of the Shares voted in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented to a date not more than 180 days after the original record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

          Section 8. VOTING; PROXIES. Each Shareholder shall have one vote per whole Share (and a fractional vote for each fractional Share) held by such Shareholder on the record date set pursuant to Section 6 of this Article V on each matter submitted to a vote at a meeting of Shareholders. There shall be no cumulative voting in the election of Trustees.

          At all meetings of the Shareholders, a quorum being present, all matters shall be decided by a majority of the Shares voted in person or by proxy, except only a plurality shall be necessary to elect a Trustee, unless the question is one for which by express provision of the laws of the State of Delaware, the 1940 Act, or the Declaration of Trust, a different vote is required, in which case such express provision shall control the decision of such question.

          Each Shareholder's vote may be either in person or by proxy. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a



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

Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided in the Declaration of Trust or Bylaws, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

          Section 9. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING; WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS. Any action which may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records. Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders. Any Shareholder giving a written consent or the Shareholder's proxy holders or a transferee of the Shares or a personal representative of the Shareholder or their respective proxy holders may revoke the consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.

          Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

          Section 10. INSPECTORS OF ELECTION. Before any meeting of Shareholders, the Board of Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may and on the request of any Shareholder or a Shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more Shareholders or proxies, the holders of a majority of Shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may and on the request of any Shareholder or a Shareholder's proxy, shall appoint a person to fill the vacancy.

          These inspectors shall:

          (a) First subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability;

          (b) Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;




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

          (c)  Receive votes, ballots or consents;

          (d) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (e)  Count and tabulate all votes or consents;

          (f)  Determine when the polls shall close;

          (g)  Determine the result;

          (h)  Make a certificate of the result of the vote taken; and

          (i) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

                   ARTICLE VI: INDEMNIFICATION AND INSURANCE

          Section 1. AGENTS, PROCEEDINGS AND EXPENSES. For the purpose of this Article, "agent" means any person who is or was a Trustee or officer of the Trust and any person who, while a Trustee or officer of the Trust, is or was serving at the request of the Trust as a Trustee, director, officer, partner, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; "Trust" includes any domestic or foreign predecessor entity of this Trust in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of the transaction; "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorney's fees and any expenses of establishing a right to indemnification under this Article.

          Section 2. ACTIONS OTHER THAN BY TRUST. The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Trust) by reason of the fact that such person is or was an agent of the Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, if it is determined that person acted in good faith and reasonably believed: (a) in the case of conduct in his official capacity as an agent of the Trust, that his conduct was in the Trust's best interests and (b) in all other cases, that his conduct was at least not opposed to the Trust's best interests and (c) in the case of a criminal proceeding, that he had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order or settlement shall not of itself create a presumption that the person did not meet the requisite standard of conduct set forth in this Section. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person did not meet the requisite standard of conduct set forth in this Section.

          Section 3. ACTIONS BY THE TRUST. The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Trust to procure a judgment in its favor by reason of the fact that that person is or was an agent of the Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of the Trust and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.


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

          Section 4. EXCLUSION OF INDEMNIFICATION. Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence or the reckless disregard of the duties involved in the conduct of the agent's office with the Trust.

          No indemnification shall be made under Section 2 or 3 of this Article:

          (a) In respect of any proceeding as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

          (b) In respect of any proceeding as to which that person shall have been adjudged to be liable in the performance of that person's duty to the Trust, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the relevant circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; however, in such case, indemnification with respect to any proceeding by or in the right of the Trust or in which liability shall have been adjudged by reason of the disabling conduct set forth in the preceding paragraph shall be limited to expenses; or

          (c) Of amounts paid in settling or otherwise disposing of a proceeding, with or without court approval, or of expenses incurred in defending a proceeding which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this Article is obtained.


          Section 5. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of the Trust has been successful, on the merits or otherwise, in the defense of any proceeding referred to in Sections 2 or 3 of this Article before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Board of Trustees, including a majority who are disinterested, non-party Trustees, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

          Section 6. REQUIRED APPROVAL. Except as provided in Section 5 of this Article, any indemnification under this Article shall be made by the Trust only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3 of this Article and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article, by:

          (a) A majority vote of a quorum consisting of Trustees who are not parties to the proceeding and are not interested persons of the Trust (as defined in the 1940 Act); or

          (b)  A written opinion by an independent legal counsel.

          (c) The Shareholders; however, shares held by agents who are parties to the proceeding may not be voted on the subject matter under this sub-section.




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

          Section 7. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the Trust before the final disposition of the proceeding if:

          (a) Receipt of a written affirmation by the agent of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article and a written undertaking by or on behalf of the agent, such undertaking being an unlimited general obligation to repay the amount of the advance if it is ultimately determined that he has not met those requirements, and

          (b) A determination that the facts then known to those making the determination would not preclude indemnification under this Article.

Determinations and authorizations of payments under this Section must be made in the manner specified in Section 6 of this Article for determining that the indemnification is permissible.

          Section 8. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than Trustees and officers of the Trust or any subsidiary hereof may be entitled by contract or otherwise.


          Section 9. LIMITATIONS. No indemnification or advance shall be made under this Article, except as provided in Sections 5 or 6 in any circumstances where it appears:

          (a) That it would be inconsistent with a provision of the Declaration of Trust, a resolution of the Shareholders, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

          Section 10. INSURANCE. Upon and in the event of a determination by the Board of Trustees of the Trust to purchase such insurance, the Trust shall purchase and maintain insurance on behalf of any agent or employee of the Trust against any liability asserted against or incurred by the agent or employee in such capacity or arising out of the agent's or employee's status as such to the fullest extent permitted by law.

          Section 11. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Trust as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                        ARTICLE VII: RECORDS AND REPORTS

          Section 1. MAINTENANCE AND INSPECTION OF SHARE LEDGER. It shall be the duty of the Secretary or Assistant Secretary of the Trust to cause an original or duplicate Share ledger to be maintained at the office of the Trust's transfer agent. Such Share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.



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

          Section 2. MAINTENANCE AND INSPECTION OF BYLAWS. The Trust shall keep at its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

          Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS. The accounting books and records and minutes of proceedings of the Shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder's interests as a Shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

          Section 4. INSPECTION BY TRUSTEES. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.



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

                         ARTICLE VIII: GENERAL MATTERS

          Section 1. CUSTODIANSHIP. Except as otherwise provided by resolution of the Board of Trustees or the provisions of the 1940 Act, the Trust shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Trust. Subject to the approval of the Board of Trustees, the custodian may enter into arrangements with securities depositories, provided such arrangements comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

          Section 2. NET ASSET VALUE. The net asset value per Share shall be determined separately as to each Class of the Trust's Shares, by dividing the sum of the total market value of the Class' investments and other assets, less any liabilities, by the total outstanding Shares of such Class, subject to the 1940 Act and any other applicable Federal securities law or rule or regulation currently in effect.

          Section 3. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

          Section 4. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Trustees, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. Notwithstanding the foregoing, the President and any Vice President may enter into any agreement or execute and deliver any instrument in the name of the Trust on behalf of any Series without specific or general authorization by the Board if such agreement or written instrument is in the ordinary course of the Fund's business and is routine or non-material.

          Section 5. PROVISIONS IN CONFLICT WITH LAW OR THE DECLARATION OF TRUST. The provisions of these Bylaws are severable, and if the Trustees should determine, with the advice of counsel, that any of such provisions is in conflict with the Declaration of Trust, the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any matter affect such provisions in any other jurisdiction or any other provision of these Bylaws in any jurisdiction.

          Section 6. INTERPRETATION. A copy of these Bylaws and any amendments thereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments have been made, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of these Bylaws or of any such amendment. In these Bylaws or in any amendment, references to these Bylaws, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to these Bylaws as amended. All expressions like "his", "he" and "him", shall be deemed to include the feminine and neuter, as well as masculine,


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

genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of these Bylaws, rather than the headings, shall control.

          Section 7. DETERMINATION OF BOARD OF TRUSTEES. Any determination involving interpretation or application of these Bylaws made in good faith by the Board of Trustees shall be final, binding and conclusive on all parties in interest.

          Section 8. TRANSFERABILITY OF SHARES. Shares are subject to transfer restrictions, including a requirement that Shares may be transferred only to persons who meet the Trust's eligibility requirements set forth in its registration statement.

                             ARTICLE IX: AMENDMENTS

          These Bylaws may be adopted, amended or repealed by the Board of Trustees without any vote of Shareholders.



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